UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 29, 2010

Corning Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

New York	1-3247	16-0393470
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Riverfront Plaza, Corning, New York		14831
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	607-974-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2010 VARIABLE COMPENSATION PLAN

At the annual meeting of shareholders held on April 29, 2010, the shareholders of the Company approved the 2010 Variable Compensation Plan (the “2010 Incentive Plan”). The following description is qualified in its entirety by reference to the full text of the 2010 Incentive Plan as set forth in Exhibit 99.1.

Purpose: The 2010 Incentive Plan is designed to provide a competitive incentive opportunity in order to attract and retain key executives. The 2010 Incentive Plan provides bonus compensation for those employees who have broad responsibilities for profits and performance at the worldwide corporate level and whose compensation may be subject to the scope of Section 162(m) of the Internal Revenue Code of 1986, as amended (the ‘Code’).

Administration: The 2010 Incentive Plan will be administered by a committee (the “Committee”) appointed by the Board of Directors, consisting of at least three directors, each of whom is an “outside director,” as such term is defined in regulations under Section 162(m) of the Code. The members of the Committee will serve as such without compensation other than the regular fees to which they are entitled for attending meetings of the Board of Directors or any committee thereof.

Eligibility and Participation: The participants in the 2010 Incentive Plan will be Corning’s chief executive officer and other highly compensated executive officers whose compensation may be subject to the deductibility provisions of Section 162(m) of the Code.

Payments under the 2010 Incentive Plan: No participant in the 2010 Incentive Plan may receive a payment for any fiscal year’s performance in excess of $5,000,000.

How the 2010 Incentive Plan may be Amended or Terminated: The Board of Directors may amend, modify or terminate the 2010 Incentive Plan as it deems appropriate to meet the 2010 Incentive Plan’s purposes, subject to shareholder approval to the extent required by Section 162(m) of the Code, other applicable law, or the rules of the New York Stock Exchange.

Termination Date: The 2010 Incentive Plan will terminate on May 1, 2015, unless earlier terminated by Corning’s Board of Directors or replaced by a new plan.

2010 EQUITY PLAN FOR NON-EMPLOYEE DIRECTORS

At the annual meeting of shareholders held on April 29, 2010, the shareholders of the Company approved the 2010 Equity Plan for Non-Employee Directors (the “2010 Plan”). The following description is qualified in its entirety by reference to the full text of the 2010 Plan as set forth in Exhibit 99.2.

Purpose: The 2010 Plan is designed to assist Corning in attracting, retaining and rewarding individuals to serve as its directors, to more closely align our directors’ interests with those of our shareholders, and to provide incentives for our directors to exert maximum efforts for Corning’s success.

Administration: The 2010 Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee will have broad discretionary authority (within the parameters specified in the 2010 Plan) including, but not limited to: determining the transferability of awards; interpreting the 2010 Plan’s provisions; and administering the 2010 Plan in a manner that is consistent with its purpose.

Eligibility and Participation: Only persons who, at the time of an award of shares or the grant of an option, are directors and who are not employees of Corning or any affiliated entity are eligible to participate in the 2010 Plan.

Number of Shares to be Optioned or Granted under the 2010 Plan: Subject to adjustment as contemplated by the 2010 Plan, the maximum number of shares of Common Stock that may be used for awards and the settlement of options is 1,250,000.

How the 2010 Plan may be Amended or Terminated: The Board of Directors may amend, modify, suspend or terminate the 2010 Plan at any time, provided, however, that such amendment may not (i) increase the number of shares of Common Stock available under the 2010 Plan, or (ii) reduce the exercise price of any option to less than 100% of the New York Stock Exchange closing price as of the date of grant or allow for “repricing” of options, unless such amendment is properly approved by the Company’s shareholders. No amendment shall adversely affect any outstanding award or option without the holder’s consent.

Termination Date: The 2010 Plan will terminate on May 1, 2020.

RETIREMENT AND CONTINUING BENEFITS TO JAMES R. HOUGHTON

On April 29, 2010, Mr. James R. Houghton retired from the Company’s Board of Directors upon reaching our directors’ mandatory retirement age of 74.

In connection with Mr. Houghton’s service as Chairman of the Board Emeritus, the Compensation Committee of the Company’s Board of Directors (consisting solely of independent directors) on April 28, 2010, approved his continuing to receive certain benefits and services, including a security system at his residence; travel expenses associated with business travel conducted at the Company’s request; use of certain office space; salaries and benefits for administrative staff; office furniture, supplies and services; and computer/information technology services and expenses. The cost of the current and continuing services is estimated to be approximately $200,000 to $250,000 per year. Mr. Houghton also continues to be entitled to benefits as a retired employee of the Company. The Compensation Committee approved continuation of such benefits in recognition of Mr. Houghton’s prior service to Corning.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the annual meeting of shareholders, on April 29, 2010, the shareholders of the Company approved the amendment and restatement of the Company’s Restated Certificate of Incorporation dated December 6, 2000, and filed with the Secretary of State of the State of New York on January 22, 2001, as amended by the Certificate of Amendment filed with the Secretary of State of the State of New York on August 5, 2002 (the “Certificate of Incorporation”), to declassify the Board of Directors. The Board of Directors approved further amendments to delete provisions that are no longer applicable and to make certain other clarifying and updating changes. The new Certificate of Incorporation, as amended and restated, is dated April 30, 2010 and was filed with the New York Secretary of State on May 4, 2010 (the “Restated Certificate of Incorporation”). Additionally, on April 29, 2010 and effective on that day, the Board of Directors amended the Company’s By-Laws to reflect the declassification of the Board of Directors and to make other clarifications.

The amendments to the Certificate of Incorporation include:

1.	Paragraphs 5(a) and 5(b) – Revised to provide that the term of office for director nominees elected at the 2010 Annual Meeting of shareholders will expire at the 2013 Annual Meeting of shareholders, at which time such directors will be eligible for re-election for a term expiring at the 2014 Annual Meeting of shareholders. Continuing directors whose current terms expire at the 2011 or 2012 Annual Meetings of shareholders, respectively, will serve the remainder of their terms, and the term of office for director nominees elected at the 2011 or 2012 Annual Meeting of Shareholders will expire at the next Annual Meeting of shareholders. Any director appointed to the Board as a result of an increase in the size of the Board or to fill a vacancy on the Board will hold office until the next Annual Meeting of shareholders, at which the director will be eligible to stand for re-election for a term expiring at the next Annual Meeting of shareholders. Beginning with the 2013 Annual Meeting of shareholders, all directors will stand for election for terms expiring at the next Annual Meeting of shareholders.

2.	Paragraphs 4A, 4B, and 4C – Deletes references to Series A, Series B and Series C Preferred Stock because those Series of Preferred Stock are not currently outstanding and will not be issued. The Company may still issue up to 10,000,000 shares of Preferred Stock in the future.

3.	The designation and numbering of paragraphs has been revised.

The amendments to the By-Laws include:

Directors:

1.	Article III, sections 3.1(a) and 3.5 – Deletes the classified election of directors, and phases in annual election of directors. Also eliminates the filling of vacancies by class.

2.	Article III, section 3.9 – Deletes statement that Audit Committee member acts as Secretary.

Miscellaneous:

3.	Article VIII, section 8.4 – Expands the types of related corporate entities for which directors and officers can receive indemnification if a legal action or proceeding is brought. Requires that the indemnified officer or director is serving in that entity’s position at the Company’s request.

4.	Throughout – Changes “whole Board” to “entire Board.”

The Restated Certificate of Incorporation dated April 30, 2010 and filed with the Secretary of State of New York on May 4, 2010, is attached hereto as Exhibit 3(i)1; and the previous Restated Certificate of Incorporation dated December 6, 2000 and filed with the Secretary of State of the State of New York on January 22, 2001, and the Certificate of Amendment to Restated Certificate of Incorporation filed with the Secretary of State of the State of New York on August 5, 2002 are attached hereto as Exhibit 3(i)2 and Exhibit 3(i)3, respectively. The By-Laws as amended to and effective as of April 29, 2010 are attached hereto as Exhibit 3(ii)1; and the previous By-Laws, effective as of February 4, 2009, are attached hereto as Exhibit 3(ii)2. The foregoing description of the Certificate of Amendment and the By-Laws does not purport to be complete and is qualified in its entirety by reference to the Certificate of Incorporation attached hereto as Exhibit 3(i)1 and the By-Laws attached hereto as Exhibit 3(ii)1.

ITEM 5.07 Submission of Matters to a Vote of Security Holders

(a) – (c) Our annual meeting of shareholders was held on April 29, 2010. At that meeting, shareholders elected Robert F. Cummings, Jr., Carlos M. Gutierrez, William D. Smithburg, Hansel E. Tookes II and Wendell P. Weeks as directors for terms expiring at our annual meeting of shareholders in 2013. Shareholders also voted to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2010, in favor of the 2010 Variable Compensation Plan, 2010 Equity Plan for Non-Employee Directors, and the amendment and restatement of the Restated Certificate of Incorporation to declassify the Board of Directors. In addition, shareholders voted in favor of the shareholder proposal requesting the Board to amend each shareholder voting requirement in the Company’s charter and bylaws calling for a greater than simple majority vote to a majority of votes cast. Those elected and the results of voting are as follows:

NOMINATION AND ELECTION OF DIRECTORS

Name	Votes For	Votes Withheld	Broker Non-Votes
Robert F. Cummings, Jr.	1,197,462,455	18,725,936	157,080,462
Carlos M. Gutierrez	1,196,077,591	20,110,800	157,080,462
William D. Smithburg	1,188,225,799	27,962,592	157,080,462
Hansel E. Tookes II	1,171,016,201	45,172,190	157,080,462
Wendell P. Weeks	1,175,043,838	41,144,553	157,080,462

John Seely Brown, Gordon Gund, Kurt M. Landgraf and H. Onno Ruding continued as directors for terms expiring at the annual meeting of shareholders in 2011, and James B. Flaws, James J. O’Connor, Deborah D. Rieman, Peter F. Volanakis, and Mark S. Wrighton continued as directors for terms expiring at the annual meeting of shareholders in 2012.

	Votes For	Votes Against	Abstain
Ratify appointment of LLP	1,347,912,376	23,180,666	2,175,811
PricewaterhouseCoopers
as our independent
registered public
accounting firm for fiscal
year ending December 31,
2010
	Votes For	Votes Against	Abstain	Broker Non-Votes
Approve 2010 Variable	1,169,821,761	42,163,928	4,202,702	157,080,462
Compensation Plan
	Votes For	Votes Against	Abstain	Broker Non-Votes
Approve 2010 Equity Plan	1,134,621,402	76,910,204	4,656,785	157,080,462
for Non-Employee
Directors
	Votes For	Votes Against	Abstain
Approve amendment and	1,353,750,094	13,374,507	6,144,252
to restatement of Restated
Certificate of Incorporation
declassify Board of
Directors
	Votes For	Votes Against	Abstain	Broker Non-Votes
Shareholder proposal than	1,035,593,956	175,093,779	5,500,656	157,080,462
requesting that the Board
amend each shareholder
voting requirement in the
Company’s charter and
bylaws calling for a greater
simple majority vote to a
majority of votes cast

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corning Incorporated

May 5, 2010	By:	/S/ VINCENT P. HATTON

Name: VINCENT P. HATTON
Title: Senior Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

3.(i)1	Restated Certificate of Incorporation dated April 29, 2010, filed with the Secretary of State of the State of New York on May 4, 2010
3.(i)2	Restated Certificate of Incorporation dated December 6, 2000, filed with the Secretary of State of the State of New York on January 22, 2001
3.(i)3	Certificate of Amendment to Restated Certificate of Incorporation filed with the Secretary of State of the State of New York on August 5, 2002
3.(ii)1	By-Laws of the Company amended to and effective as of April 29, 2010
3.(ii)2	By-Laws of the Company amended to and effective as of February 4, 2009
99.1	2010 Variable Compensation Plan (Incorporated by reference to Appendix A of Corning Proxy Statement, Definitive 14A filed March 15, 2010 for April 29, 2010 Annual Meeting of Shareholders)
99.2	2010 Equity Plan for Non-Employee Directors (Incorporated by reference to Appendix B of Corning Proxy Statement, Definitive 14A filed March 15, 2010 for April 29, 2010 Annual Meeting of Shareholders)